Exhibit (d)(3)(viii)

Schedule A to

Amended and Restated Expense Limitation Agreement of Ashmore Funds

(as assigned from Ashmore Investment Management Limited to Ashmore Investment Advisors Limited on July 18, 2014)

Amended as of April 27, 2016

Covered Funds

Covered Fund	Class	Expense Limit	Commencement Date*	Expiration Date
Ashmore Emerging Markets Corporate Debt Fund	Institutional Class	1.17%	11/25/2010	2/28/2017
	Class A	1.42%	2/21/2011	2/28/2017
	Class C	2.17%	2/21/2011	2/28/2017
Ashmore Emerging Markets Local Currency Bond Fund	Institutional Class	0.97%	11/25/2010	2/28/2017
	Class A	1.22%	2/21/2011	2/28/2017
	Class C	1.97%	2/21/2011	2/28/2017
Ashmore Emerging Markets Short Duration Fund	Institutional Class	0.67%	6/23/2014	2/28/2017
	Class A	0.92%	6/23/2014	2/28/2017
	Class C	1.67%	6/23/2014	2/28/2017
Ashmore Emerging Markets Debt Fund	Institutional Class	0.92%	11/25/2010	2/28/2017
	Class A	1.17%	2/21/2011	2/28/2017
	Class C	1.92%	2/21/2011	2/28/2017
Ashmore Emerging Markets Total Return Fund	Institutional Class	1.02%	11/25/2010	2/28/2017
	Class A	1.27%	2/21/2011	2/28/2017
	Class C	2.02%	2/21/2011	2/28/2017

[Schedule A to Expense Limitation Agreement]

Ashmore Emerging Markets Value Fund	Institutional Class	1.17%	6/15/2011	2/28/2017
(formerly Ashmore Emerging Markets Equity Fund)	Class A	1.42%	9/30/2011	2/28/2017
	Class C	2.17%	9/30/2011	2/28/2017
Ashmore Emerging Markets Equity Opportunities Fund	Institutional Class	0.05%	10/27/2015	2/28/2017
	Class A	0.30%	10/27/2015	2/28/2017
	Class C	1.05%	10/27/2015	2/28/2017
Ashmore Emerging Markets Small-Cap Equity Fund	Institutional Class	1.52%	9/30/2011	2/28/2017
	Class A	1.77%	9/30/2011	2/28/2017
	Class C	2.52%	9/30/2011	2/28/2017
Ashmore Emerging Markets Frontier Equity Fund	Institutional Class	1.52%	9/25/2013	2/28/2017
	Class A	1.77%	9/25/2013	2/28/2017
	Class C	2.52%	9/25/2013	2/28/2017
Ashmore Emerging Markets Growth Equity Fund	Institutional Class	1.02%	4/27/2016	2/28/2018
	Class A	1.27%	4/27/2016	2/28/2018
	Class C	2.02%	4/27/2016	2/28/2018

*	The Amended and Restated Expense Limitation Agreement took effect on the date shown for each Covered Fund. Effective February 28, 2015, Schedule A to the Amended and Restated Expense Limitation Agreement was amended to reduce the Expense Limit for Class A and Class C shares of each Covered Fund (with the exception of Ashmore Emerging Markets Equity Opportunities Fund and Ashmore Emerging Markets Growth Fund, which both commenced operations after that date).

Dated as of: April 27, 2016

[signature page follows]

[Schedule A to Expense Limitation Agreement]

IN WITNESS WHEREOF, the Trust and the Manager have each caused this amended Schedule A to the Amended and Restated Expense Limitation Agreement to be signed on its behalf by its duly authorized representative, as of the date hereof.

ASHMORE FUNDS

By:	/s/ Michael S. Perman
Name:	Michael S. Perman
Title:	Secretary

ASHMORE INVESTMENT ADVISORS LIMITED

By:	/s/ Paul Robinson
Name:	Paul Robinson
Title:	Authorised Signatory

Date: April 27, 2016

[Schedule A to Expense Limitation Agreement]